Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-280540, 333-276244) and Form S-8 (Nos. 333-277881, 333-277879, 333-270698, 333-270697, 333-263665, 333-263664, 333-263662, 333-252647, 333-251904, 333-250179) of Liquidia Corporation of our report dated March 19, 2025 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
March 19, 2025